EXHIBIT 107

American Resources Corporation

(Exact name of Registrant as Specified in its Charter)

Table 1 -

Registered and Carried Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carried Forward File Number	Carried Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share
	Other	Warrants
	Other	Units
Unallocated (Universal) Shelf
Carry Forward Securities
	Equity	Class A Common Stock, par value $0.0001 per share	415(a)(6)
	Other	Warrants	415(a)(6)
	Other	Units	415(a)(6)
	Unallocated (Universal) Shelf		415(a)(6)	$36,390,000(1)	NA (2)	$36,390,000	$0.0000927		S-3	333-230786	June 4, 2019	$12,120
	Total Offering Amounts					$36,390,000(3)
Total Fees Previously Paid
Total Fee Offsets
	Net Fee Due					$0.00

(1)

There is being registered hereunder an unspecified number of shares of (a) common stock, (b) warrants to purchase common stock, and (c) units, consisting of these securities in combination, as may be sold from time to time by the Registrant.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $236,390,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

The $36,390,000 of securities registered pursuant to this registration statement includes $36,390,000 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (No. 333-230786), which became effective on June 4, 2019. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities.